Registration No. 33-62135
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                 AMENDMENT NO.1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MARYLAND                             04-6558834
        (STATE OR OTHER JURISDICTION    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    OF INCORPORATION OR ORGANIZATION)

                 400 CENTRE STREET, NEWTON, MASSACHUSETTS 02158
                                 (617) 332-3990
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DAVID J. HEGARTY
                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 332-3990
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                   COPIES TO:

                             LENA G. GOLDBERG, ESQ.
                              SULLIVAN & WORCESTER
                             One Post Office Square
                           Boston, Massachusetts 02109
                            -------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
            SALE TO THE PUBLIC: From time to time after the effective
             date hereof, as determined by the Selling Shareholders.
         All of the Shares offered hereby are offered for the respective accounts of the Selling Shareholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /x/
                          ----------------------------
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS, DATED SEPTEMBER 25, 1995
PROSPECTUS


                                2,791,416 Shares
                     Health and Retirement Properties Trust
                      Common Shares of Beneficial Interest

     Health and Retirement Properties Trust (the "Company" or "HRP") is a real estate investment trust which invests primarily in retirement communities, assisted living centers, nursing homes and other long term care facilities. On September 22, 1995 the last reported sale price for the Shares on the New York Stock Exchange was $15 3/4.

     All of the 2,791,416 Shares offered hereby are being offered by the Selling Shareholders.


                             ----------------------



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                             ----------------------





===============================================================================================
                                              Underwriting Discounts         Proceeds to
                        Price to Public           and Commissions       Selling Stockholders


- -----------------------------------------------------------------------------------------------
  Per Share .........          $                       $0                         $

- -----------------------------------------------------------------------------------------------
  Total ...............        $                       $0                         $
===============================================================================================








              The date of this Prospectus is _____________________.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a registration statement on Form S-3 (together with all exhibits, schedules and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information concerning the Company and the Offered Securities, reference is made to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the prescribed fee.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy material and other information concerning the Company may be inspected at the offices of The New York Stock Exchange ("NYSE"), 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus and specifically made a part hereof by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; (iii) the Company's Current Report on Form 8, dated May 16, 1995; and
(iv) the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991. The consolidated financial statements of Horizon Healthcare Corporation ("Horizon"), Commission file number 1-9369, at and for the periods ended May 31, 1994 and February 28, 1995, are incorporated herein by reference from Horizon's Annual Report on Form 10-K/A Amendment No. 3 for the fiscal year ended May 31, 1994, and Quarterly Report on Form 10-Q/A Amendment No. 3 for the nine months ended February 28, 1995 and Item 7(b) of Horizon's Current Report on Form 8-K, dated July 10, 1995; the consolidated financial statements of GranCare, Inc. ("GranCare"), Commission file number 1-19571, at and for the year ended December 31, 1994 and the quarter ended June 30, 1995 are incorporated herein by reference from GranCare's Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, respectively; and the consolidated financial statements of Marriott International, Inc. ("Marriott"), Commission file number 1-12188, at and for the fiscal year ended December 30, 1994 and the quarter ended June 16, 1995 are incorporated herein by reference from Marriott's Annual Report on Form 10-K for the year ended December 30, 1994 and its Quarterly Report on Form 10-Q for the quarter ended June 16, 1995, respectively. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Statement), or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be made to the Company at its principal executive offices, 400 Centre Street, Newton, Massachusetts 02158,
Attention: Investor Relations, telephone (617) 332-3990.

                                 USE OF PROCEEDS

     The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The registration statement of which this Prospectus forms a part has not been filed because of any present intention of the Selling Shareholders to sell any of the Shares, but rather to facilitate the pledge by each Selling Shareholder of all or a part of the Shares held by such Selling Shareholder to one or more banks or brokerage houses as collateral for loans to such Selling Shareholder. The Selling Shareholders are (i) John F. Chapple, III, and (ii) HRPT Advisors, Inc., a Delaware corporation which acts as investment advisor to the Company ("Advisors"). Prior to the offering of Shares made hereby, Mr. Chapple owned 1,777,766 Shares (3.0% of the outstanding Shares) and Advisors owned 1,013,650 Shares (1.7% of the outstanding Shares). Because the Shares the offering and sale of which are registered hereby are being registered to facilitate the pledge thereof and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number or percentage of Shares which will be held by the Selling Shareholders upon termination of this offering. See "Plan of Distribution."

     Mr. Chapple acquired the Shares offered hereby in a transaction in 1994 in which companies controlled by Mr. Chapple sold the real property, buildings and equipment used in the operation of nine nursing facilities to the Company in exchange for the Shares. Mr. Chapple has had no other position, office or other material relationship with the Company or its affiliates.

     Advisors is owned by Gerard M. Martin and Barry M. Portnoy, who are Trustees of the Company. Messrs. Martin and Portnoy and David J. Hegarty, President of the Company, are the directors of Advisors and Mr. Hegarty and Ajay Saini, Treasurer of the Company, are President and Treasurer, respectively, of Advisors.

                              PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of Shares offered hereby The registration statement of which this Prospectus forms a part has not been filed because of any present intention of the Selling Shareholders to sell any of the Shares. Rather, each Selling Shareholder intends to pledge all or a part of the Shares held by such Selling Shareholder to one or more banks or brokerage houses as collateral for loans to such Selling Shareholder. In the event of a default under a loan to a Selling Shareholder, which loan is secured by the pledge of Shares the offer and sale of which is registered hereby, the lender will have the ability to cause such Selling Shareholder to sell such Shares pursuant to the registration statement of which this Prospectus forms a part. The Shares may be sold from time to time to purchasers directly by the Selling Shareholders at the direction of such lender or lenders or otherwise. Alternatively, the Selling Shareholders, at the direction of such lender or lenders or otherwise, may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent. The Selling Shareholders and any such underwriters, dealers or agents who participate in the distribution of the Shares may be deemed to be underwriters, and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Shareholders may be deemed to be underwriters, the Selling Shareholders may be subject to certain statutory liabilities of the Securities Act, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. At any time a particular offer of the Shares is made pursuant to this Prospectus, if required, a prospectus supplement will be distributed that will set forth the aggregate amount of the Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

     The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Shares may be sold in transactions in which this Prospectus is delivered or, for Selling Shareholders who are not underwriters and who are not affiliates of the Company, in which this Prospectus is not delivered. Such prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters or dealers.

     The Selling Shareholders and any other person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-3, 10b-6 or 10b-7, which provisions may limit the timing or purchases and sales of any of the Shares by the Selling Shareholders and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act, to the extent applicable, any person engaged in a distribution of the Shares may not simultaneously engage in marketmaking activities with respect to the particular Shares being distributed for a period of nine business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in marketmaking activities with respect to the Shares.

     The Company and the Shareholders entered into registration rights agreements (the "Registration Rights Agreements") pursuant to which the Company agreed to register the Shares held by the Selling Shareholders and maintain an effective registration statement for a period of time after the registration statement is declared effective by the Commission. The Shares registered hereunder are being registered pursuant to the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, the Company agreed to pay all of the expenses incident to the registration, offering and sale of the Shares to the public (other than commissions, fees and discounts of underwriters, dealers or agents). Under the Registration Rights Agreements, the Selling Shareholders will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act and the Company will be indemnified by the Selling Shareholders against certain other civil liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters with respect to the Shares offered by the Company will be passed upon for the Company by Sullivan & Worcester, Boston, Massachusetts. Sullivan & Worcester will rely, as to all matters of Maryland law, upon the opinion of Piper & Marbury L.L.P., Baltimore, Maryland. Barry M. Portnoy, a partner in the firm of Sullivan & Worcester, is a Trustee of the Company, a director and 50% shareholder of Advisors, Connecticut Subacute Corporation ("CSC"), Connecticut Subacute Corporation II ("CSCII"), New Hampshire Subacute Corporation ("NHSC") and Vermont Subacute Corporation ("VSC") and a director of Horizon Healthcare Corporation ("Horizon"). Sullivan & Worcester represents the Advisor, CSC, CSCII, NHSC, VSC and certain affiliates of each of the foregoing on various matters. CSC, CSCII, NHSC, VSC and Horizon are tenants of the Company.

                                     EXPERTS

     The financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994 and the consolidated financial statements of GranCare appearing in the GranCare Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Horizon incorporated by reference in this Prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

     The consolidated financial statements and schedules of Marriott incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for income taxes as discussed in "Income Taxes" in the notes to the consolidated financial statements.












































     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     No dealer, sales person or other individual has been authorized to give any information or make any representations not contained in the Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute and offer to sell or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.






                    TABLE OF CONTENTS

                                                 Page

Available Information...........................   2
Incorporation of Certain Documents
     by Reference...............................   2
Use of Proceeds.................................   3
Selling Shareholder.............................   3
Plan of Distribution............................   3
Legal Matters...................................   4
Experts.........................................   4

                              HEALTH AND RETIREMENT
                                PROPERTIES TRUST


                                2,791,416 Shares


                              ---------------------

                                   PROSPECTUS

                              ---------------------













                                ________ __, 199_

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Offered Securities registered hereby, other than underwriting discounts and commissions.

Registration Fee Under Securities Act ......................   $   14,558.68
Blue Sky Fees and Expenses .................................            0.00
Legal Fees .................................................       25,000.00
Accounting Fees ............................................       50,000.00
Printing and Engraving .....................................            0.00
Miscellaneous Fees .........................................        5,000.00
                                                                  ----------
   Total ...................................................   $   94,558.68
                                                                  ==========

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

                  Section 7.4 of the Company's  Declaration  of Trust,  filed as
Exhibit 3.1 to this Registration Statement, which provides for indemnification of Trustees and officers of the Company, is hereby incorporated by reference.

                  Reference is made to Section 7 of the Underwriting Agreements (Exhibits 1.1 and 1.2 hereto) with respect to certain provisions for indemnification by the Underwriters of the Company, Trustees, officers and controlling persons under certain circumstances.

ITEM 16.  EXHIBITS.

   5.1- Opinion of Sullivan & Worcester
   5.2- Opinion of Piper & Marbury L.L.P
   8  - Opinion of Sullivan & Worcester
  23.1- Consent of Ernst & Young LLP
  23.2- Consent of Arthur Andersen LLP
  23.3- Consent of Arthur Andersen LLP
  23.4- Consent of Sullivan & Worcester (included in Exhibits 5.1 and 8) 23.5- Consent of Piper & Marbury (included in Exhibit 5.2)
  24  - Power of Attorney (included at page II-4)

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on September 25, 1995

                                      HEALTH AND RETIREMENT PROPERTIES TRUST


                                      By: DAVID J. HEGARTY
                                      David J. Hegarty, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant's Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signatures                                    Title                                    Date


DAVID J. HEGARTY                        President, Secretary and Chief                 September 25, 1995
- ----------------------------            Operating Officer
     David J. Hegarty                   (principal executive officer)



AJAY SAINI                              Treasurer                                      September 25, 1995
- ----------------------------            (principal financial and
     Ajay Saini                         accounting officer)


REV. JUSTINIAN MANNING, C.P.*           Trustee                                        September 25, 1995
- ------------------------------
     Rev. Justinian Manning, C.P.


BARRY M. PORTNOY *                      Trustee                                        September 25, 1995
- --------------------------------
    Barry M. Portnoy


GERARD M. MARTIN*                       Trustee                                        September 25, 1995
- --------------------------------
    Gerard M. Martin


*By DAVID J. HEGARTY
        David J. Hegarty,
       Attorney-in-fact

                                POWER OF ATTORNEY


     The undersigned Officers and Trustees of Health and Retirement Properties Trust hereby severally constitute David J. Hegarty, Gerard M. Martin and Barry
M. Portnoy, and each of them to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Registration Statement and any and all amendments to the Registration Statement.

     Witness our hands and seals on the dates set forth below.


           Signatures                                      Title                                  Date


DAVID J. HEGARTY                               President, Secretary and Chief                     August 24, 1995
- ----------------------------                   Operating Officer
David J. Hegarty



AJAY SAINI                                     Treasurer                                         September 25, 1995
- ----------------------------
Ajay Saini



REV. JUSTINIAN MANNING, C.P.                   Trustee                                            August 24, 1995
- ------------------------------
Rev. Justinian Manning, C.P.



BARRY M. PORTNOY                               Trustee                                            August 24, 1995
- ----------------------------
Barry M. Portnoy



GERARD M. MARTIN                               Trustee                                            August 24, 1995
- ----------------------------
Gerard M. Martin







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